Exhibit 10.1


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                         SECURITIES REPURCHASE AGREEMENT


                                  by and among


                       Renaissance REIT Investment Corp.,
                                    as Seller


                           Delta Funding Corporation,
                                   as Seller,


                          Delta Financial Corporation,
                                  as Guarantor


                                       and


                             AG Delta Holdings, LLC,
                                    as Buyer



                           Dated as of August 13, 2007





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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1.    DEFINITIONS......................................................1

SECTION 2.    INITIATION; TERMINATION..........................................9

SECTION 3.    PERIODIC PAYMENTS...............................................11

SECTION 4.    SECURITY INTEREST...............................................11

SECTION 5.    PAYMENT, TRANSFER AND CUSTODY...................................11

SECTION 6.    REPRESENTATIONS.................................................12

SECTION 7.    COVENANTS OF SELLERS............................................16

SECTION 8.    EVENTS OF DEFAULT...............................................19

SECTION 9.    REMEDIES........................................................21

SECTION 10.   JOINT AND SEVERAL OBLIGATIONS OF SELLERS........................23

SECTION 11.   GUARANTEE.......................................................23

SECTION 12.   INDEMNIFICATION.................................................25

SECTION 13.   NOTICES AND OTHER COMMUNICATIONS................................26

SECTION 14.   ENTIRE AGREEMENT; SEVERABILITY..................................27

SECTION 15.   ASSIGNMENTS.....................................................27

SECTION 16.   TERMINABILITY...................................................27

SECTION 17.   GOVERNING LAW...................................................28

SECTION 18.   SUBMISSION TO JURISDICTION; WAIVERS.............................28



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SECTION 19.   NO WAIVERS, ETC.................................................29

SECTION 20.   MISCELLANEOUS...................................................29

SECTION 21.   CONFIDENTIALITY.................................................29

SECTION 22.   INTENT..........................................................30

SECTION 23.   DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS..............30

SECTION 24.   CONFLICTS.......................................................30

SECTION 25.   TAX TREATMENT...................................................30

SECTION 26.   BUYER OBLIGATIONS...............................................31






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                                    SCHEDULES
                                    ---------

         SCHEDULE I                 Purchased Securities

         SCHEDULE II                Bond File Documents

         SCHEDULE III               Disclosures
















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                         SECURITIES REPURCHASE AGREEMENT

                  This SECURITIES REPURCHASE AGREEMENT (this "REPURCHASE AGREEMENT"), dated as of August 13, 2007, is entered into by and among Renaissance REIT Investment Corp. ("RENAISSANCE"), a Maryland corporation and Delta Funding Corporation ("DELTA"), a New York corporation, each as a seller (each, a "SELLER" and together, the "SELLERS"), Delta Financial Corporation, a Delaware corporation, as guarantor (the "GUARANTOR") and AG Delta Holdings, LLC, a Delaware limited liability company, as buyer (the "BUYER").

                  In consideration of the mutual promises and obligations set forth herein, the parties hereby agree as follows:

                  SECTION 1. DEFINITIONS

                  As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Repurchase Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

                  "AFFILIATE" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

                  "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

                  "BOND CUSTODIAN" shall mean either (i) Buyer, or (ii) any other Person designated by Buyer, as custodian of the Purchased Securities and Bond Files.

                  "BOND FILE" shall have the meaning provided in Schedule II hereto.

                  "BUSINESS DAY" shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York, or (iii) any day on which the New York Stock Exchange is closed.

                  "BUYER" shall mean AG Delta Holdings, LLC, its successors and assigns.

                  "CASH EQUIVALENTS" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least "A-1" or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or "P-1" or the equivalent thereof by Moody's Investors Service, Inc. ("MOODY'S") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or

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less from the date of  acquisition  issued  or fully  guaranteed  by any  state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least "A" by S&P or "A-2" by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CHANGE IN CONTROL"  shall mean the  occurrence  of any of the following: (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (other than a Person owning such an interest on the date hereof) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of either Seller or Guarantor (measured by general voting power rather than number of shares) or (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and excluding sales, leases, transfers, conveyances or other dispositions pursuant to Securitizations, Warehouse Facilities or residual financing arrangements entered into in the ordinary course of business), in one or a series of transactions, of all or substantially all of the assets of Guarantor and its Consolidated Subsidiaries taken as a whole.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "CONSOLIDATED SUBSIDIARY" shall mean any subsidiary of the Guarantor consolidated with the Guarantor for accounting purposes in accordance with GAAP.

                  "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "DELTA PARTY" SHALL MEAN EACH OF THE GUARANTOR AND EACH OF THE SELLERS AND "DELTA PARTIES" SHALL MEAN THE GUARANTOR AND BOTH OF THE SELLERS, COLLECTIVELY.

                  "DOLLARS" and "$" shall mean lawful money of the United States of America.

                  "EFFECTIVE DATE" shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

                  "ELIGIBLE FINANCIAL Institution" shall mean a financial institution with a short term deposit rating or the equivalent thereof of at least "A-1" by S&p or at least "P-1" by Moody's or a long term debt rating of "A" by S&P or "A3" by Moody's.

                  "EQUITY DOCUMENTS" shall mean the Warrant Acquisition Agreement, Warrant, Management Rights Letter, Voting and Support Agreement and Investor Rights Agreement, each entered into by Guarantor or one or more Affiliates of Guarantor, on the one hand, and AG Delta Holdings, LLC or one or more Affiliates of AG Delta Holdings, LLC, on the other hand, in each


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case dated on or about the date hereof, and such other related agreements as may be entered into in connection therewith.

                  "EVENT OF DEFAULT" has the meaning specified in Section 8 hereof.

                  "EVENT OF INSOLVENCY" shall mean, for any Person:

                  (a) that such Person shall fail generally to, or admit its inability to, pay its debts as they become due; or

                  (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrate, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and such proceeding shall not be dismissed within thirty (30) days from the commencement thereof; or

                  (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrate, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or (d) if such Person is a corporation, such Person, or any Subsidiary of such Person, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clause (a), (b), (c) or (d).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles board and the American Institute of Certified Public Accountants and the Statements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination, consistently applied.

                  "GOVERNING AGREEMENT" Shall mean, with respect to a Purchased Security, the agreement or agreements under which such Purchased Security was issued and pursuant to which the rights of a holder thereof are governed.

                  "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America or of any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing having jurisdiction over Sellers or any of its properties.

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                  "INCOME" shall mean, with respect to any Purchased Security at any time after the date hereof, any principal thereof then payable and all interest, dividends or other distributions payable thereon.

                  "INDEBTEDNESS" shall mean, for any Person: (a) all obligations for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations of such Person;
(f) obligations of such Person under repurchase agreements or like arrangements;
(g) indebtedness of others guaranteed on a recourse basis by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument. Notwithstanding the foregoing, the term "Indebtedness" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

                  "INSTRUCTION LETTER" shall mean with respect to each Purchased Security which is not registered in the name of Buyer, a letter of irrevocable instruction from the applicable Seller to, and acknowledged by, the paying agent under the related Governing Agreement and any other Person, if any, to whom such instruction is required to be delivered pursuant to the terms of the related Governing Agreement, in which such Person(s) agree to remit any collections with respect to the applicable Purchased Security to or at the direction of Buyer as Buyer may direct in writing from time to time.

                  "LATE PAYMENT FEE" has the meaning specified in Section 3(a) hereof.

                  "LEVERAGE RATIO" shall mean, with respect to the Guarantor and its Consolidated Subsidiaries, the ratio of total liabilities (excluding non-recourse securitization debt and including any contingent liabilities) to Tangible Net Worth.

                  "LIBOR DETERMINATION DATE" shall mean, with respect to each Payment Accrual Period, the second Business Day preceding such Payment Accrual Period.

                  "LIBOR RATE" as of any LIBOR Determination Date shall mean the London interbank offered rate for deposits in U.S. dollars on the basis of the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such date. If such rate does not appear on Reuters Screen LIBOR01, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by at least two major banks, selected by Buyer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period.

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                  "LIEN" shall mean any lien, charge, pledge, security interest, mortgage, deed of trust or other similar encumbrance.

                  "LIQUIDITY" shall mean, with respect to a Person, unrestricted cash and Cash Equivalents and available and unused borrowing capacity under any committed credit facility in favor of such Person from an Eligible Financial Institution.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, business, operations, or financial condition of the Sellers or the Guarantor, (b) the ability of the Sellers or the Guarantor to perform its respective obligations under this Repurchase Agreement, (c) the validity or enforceability of this Repurchase Agreement against Sellers or the Guarantor,
(d) the rights and remedies of Buyer under this Repurchase Agreement, or (e) the Market Value of the Purchased Securities taken as a whole.

                  "MOODY'S" shall mean Moody's Investor's Service, Inc. or any successors thereto.

                  "MORTGAGE" shall mean each mortgage, assignment of rents, security agreement and fixture filing, deed of trust and deed to secure debt or similar instrument creating and evidencing a first or second lien on real property and other property and rights incidental thereto.

                  "NET INCOME" shall mean, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

                  "NET WORTH" shall mean, as of any date of determination thereof, the net worth of Guarantor, as determined in accordance with GAAP.

                  "OBLIGATIONS" shall mean any amounts due and payable by Sellers to Buyer in connection with the Transaction hereunder (including, without duplication, interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other reasonable fees or expenses which are payable hereunder.

                  "OPTIONAL REPURCHASE DATE" SHALL HAVE THE MEANING SET FORTH IN
SECTION 2(C) HEREOF.


                  "PABRAI FUNDS COMMITMENT" shall mean a binding commitment to Guarantor from funds controlled by Mohnish Pabrai to purchase convertible notes from Guarantor.

                  "PATRIOT ACT" shall mean the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 or any subsequent legislation that amends, supplements or supersedes such Act.

                  "PAYMENT DATE" shall mean the 25th day of each month or if such day is not a Business Day the following Business Day, commencing in August 2007.

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                  "PAYMENT  ACCRUAL  PERIOD"  with  respect to any Payment  Date shall mean the period from an including one Payment Date to but excluding the immediately following Payment Date, provided, however, that (i) the initial Payment Accrual Period shall commence on and include the Purchase Date and (ii) the final Payment Accrual Period shall end on but exclude the Repurchase Date.

                  "PERMITTED LIENS" shall mean, (a) Liens created by this Repurchase Agreement, (b) Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Seller or Guarantor, as the case may be, and with respect to which adequate reserves have been set aside on its books, (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 calendar days or are being contested in good faith, (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Sellers or Guarantors, (f) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided that such liens are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefore and a stay of enforcement of any such lien is in effect, (g) Liens on receivables or other assets securing Warehouse Facilities or Securitizations (or guarantees of Warehouse Facilities or Securitizations), (h) Liens on property of a Person existing at the time such Person is merged into or consolidated with Guarantor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Guarantor, (i) Liens on property existing at the time of acquisition thereof by Guarantor, provided that such Liens were in existence prior to the contemplation of such acquisition, (j) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other Obligations of a like nature incurred in the ordinary course of business, (k) Liens existing on the date of this Repurchase Agreement, (m) Liens on real property acquired by any Seller, (l) Liens created in connection with Indebtedness permitted under this Repurchase Agreement (m) Liens on notes, certificates or other securities issued in connection with a Securitization and
(n) Liens incurred in the ordinary course of business of Guarantor and its Consolidated Subsidiaries securing obligations that do not exceed one million Dollars at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Guarantor or applicable Subsidiary.

                  "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

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                  "POST-PETITION  RATE"  shall  mean  the  LIBOR  Rate  plus two percent (2.00%).

                  "PRICE DIFFERENTIAL" shall mean, with respect to any Payment Date, the sum of the amounts obtained by application of the Pricing Rate to the Repurchase Price for each day during the related Payment Accrual Period on a 360 day per year basis.

                  "PRICING RATE" with respect to each Payment Accrual Period, shall mean a rate per annum equal to the sum of (a) the applicable LIBOR Rate plus (b) 6.00%; provided, however, that upon the occurrence of an Event of Insolvency with respect to any Seller or the Guarantor, the Pricing Rate shall thereafter mean (a) the applicable LIBOR Rate plus (b) 8.00%;.

                  "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "PURCHASE DATE" shall mean the date on which the Purchased Securities are transferred by Sellers to Buyer or its designee.

                  "PURCHASE  PRICE"  shall  mean   $60,000,000   (Sixty  Million
Dollars).

                  "PURCHASED SECURITIES" shall mean, as of any date, the securities as set forth on Schedule I hereto sold by each Seller to Buyer on the Purchase Date and not yet repurchased by the applicable Seller as of such date and the Series 2007-3 Residual.

                  "QRS" shall mean a "Qualified REIT Subsidiary" as defined in the Code.

                  "RATING AGENCY" shall mean each of S&P and Moody's.

                  "REIT" shall mean a "Real Estate Investment Trust" as defined in the Code.

                  "REIT SECURITIES" as defined in Schedule I attached hereto.

                  "REPURCHASE DATE" shall mean the first to occur of (i) the Termination Date, (ii) the Optional Repurchase Date, (iii) the date on which an Event of Default occurs in accordance with Section 8 hereof, (iv) the date on which the Repurchase Price and all other amounts owing by Sellers and Guarantor to Buyer hereunder have been paid in full and (v) the date on which any material provision of this Repurchase Agreement shall cease to be valid, binding and enforceable with respect to a Seller or the Guarantor in accordance with its terms.

                  "REPURCHASE PRICE" shall mean the price at which the Purchased Securities are to be transferred from Buyer or its designee to applicable Seller, which on any date will be the Purchase Price decreased by the amount of any Income received by Buyer and applied to reduce the Sellers' obligations under Section 3(b) hereof and increased by any accrued and unpaid Price Differential.

                  "S&P" shall mean Standard & Poor's Ratings Service, or any successor thereto.

                  "SECURITIZATION" shall mean a pooling together and conveyance of mortgage loans or mortgage-related securities to a newly formed trust or other entity (i) that is established for the limited purpose of (x) receiving such mortgage loans or mortgage-related securities, and (y) issuing securities for which the source of payment is the cash flows generated by such mortgage loans or mortgage-related securities and
(ii) as to the Indebtedness of which the Guarantor and its Affiliates do not have any direct or contingent liability (except for the standard representations and warranties typically made as part of a sale of loans on a non-recourse basis).

                  "SELLERS" shall mean Renaissance REIT Investment Corp. and Delta Funding Corporation, or in each case, any successor in interest thereto.

                  "SERIES 2007-3 RESIDUAL" shall mean the security evidencing the residual interest in the first Securitization entered into by Guarantor or any of its Affiliates on or after the date hereof so long as such security has not been sold to an arms length third party at the time of issuance thereof.

                  "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "TANGIBLE NET WORTH" shall mean Net Worth, less the sum of the following (without duplication): (a) any other assets of the Guarantor and its consolidated Subsidiaries that would be treated as intangibles under GAAP, including, without limitation, any write up of assets (other than adjustments to market value to the extent required under GAAP with respect to excess servicing, residual interests in offerings of Asset Backed Securities and Asset Backed Securities which are interest-only securities), good will, research and development costs, trade marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to officers of the Sellers or any of its consolidated Subsidiaries other than mortgage loans made to such Persons in the ordinary course of business.

                  "TERMINATION DATE" shall mean the Business Day immediately preceding the first anniversary of the date hereof.

                  "TRANSACTION"   shall   mean,   collectively,   the  sale  and
repurchase transactions contemplated hereunder.

                  "WAREHOUSE FACILITY" shall mean a credit facility pursuant to which a lender under a loan agreement or buyer under a repurchase agreement advances funds, the repayment of which is collateralized by mortgage loans and related collateral, to finance or refinance the purchase or origination of mortgage loans by a Seller, the Guarantor or its Affiliates.

                  SECTION 2 INITIATION; TERMINATION

                  (a) CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO PURCHASE. Buyer's obligation to purchase the Purchased Securities is subject to the satisfaction of the following conditions precedent:

         (i) the Purchased Securities, other than the Series 2007-3 Residual, and the related Bond Files shall have been transferred to Buyer or its agent against, in form suitable for transfer, with accompanying, duly executed instruments of transfer or appropriate instruments of assignment executed in blank;

         (ii) Buyer shall have received from Sellers and Guarantor any fees and expenses payable hereunder on or before the Purchase Date;

         (iii) the following documents, each of which shall be, in form and substance, reasonably satisfactory to Buyer and its counsel shall have been received by Buyer:

                  (A) this Repurchase Agreement, duly executed by the parties thereto;

                  (B) an opinion or opinions of in house counsel of the Sellers and the Guarantor as to general corporate matters;

                  (C) an opinion or opinions of outside counsel to Sellers and the Guarantor (i) with respect to the enforceability of this Repurchase Agreement, (ii) with respect to the creation and perfection of the security interests created hereby, (iii) as required under the documents pursuant to which the Purchased Securities were issued as a result of the transactions contemplated hereby and (iv) with respect to such other matters as Buyer and its counsel may reasonably request; and

                  (D) a certificate of existence of each Seller and the Guarantor delivered to Buyer prior to the Purchase Date (or if unavailable, as soon as available thereafter) and certified copies of the formation documents (or equivalent documents) of each Seller and the Guarantor and of all corporate or other authority for each Seller and the Guarantor with respect to the execution, delivery and performance of this Repurchase Agreement and each other document to be delivered by each Seller and the Guarantor from time to time in connection herewith;

         (iv) no Default or Event of Default shall have occurred and be continuing under this Repurchase Agreement;

         (v) both immediately prior to the Transaction and after giving effect thereto and to the intended use thereof, the representations and warranties made by Sellers and Guarantor in Section 6 hereof, shall be true, correct and complete on and as of the Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

         (vi) the terms and conditions of the Equity Documents shall be satisfactory in all respects to Buyer and shall be effective in accordance with the terms thereof and applicable law;

         (vii) neither the Guarantor nor any of its Affiliates, individually or in the aggregate, shall have outstanding obligations in respect of margin calls that exceeds $24 million.

         (viii) the Pabrai Funds Commitment is in full force and effect and conditions precedent to the funding of the Pabrai Funds Commitment have been satisfied other than, to the extent applicable, the purchase by Buyer of the Purchased Securities hereunder.

                  (b) PURCHASE. Buyer shall on such Business Day as is requested by Sellers (or on such following Business Day if the conditions set forth in
Section 2(a) are not satisfied before 4:00 p.m. on the date requested), following satisfaction by Sellers or waiver, in its sole discretion, by Buyer, of the provisions of Section 2(a) hereof, remit the Purchase Price to or at the direction of the Sellers pursuant to wire instructions provided to Buyer by each of the Sellers. Simultaneously with receipt of such payment of the Purchase Price, Sellers shall be deemed to have transferred, conveyed and assigned to Buyer, or its designee, without recourse, but subject to the terms of this Repurchase Agreement, all the right, title and interest of the Sellers in and to
(i) the Purchased Securities, (ii) all Income, (iii) the Bond Files and (iv) all proceeds of each of the foregoing (the items set forth in the foregoing clauses
(i)-(iv), collectively, the "PURCHASED ASSETS"). Purchased Securities transferred to Buyer pursuant to this Repurchase Agreement shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank or such other documentation as Buyer may reasonably request in connection therewith.

                  (c) REPURCHASE AND TERMINATION.

         (i) On the Repurchase Date, termination of the Transaction will be effected by reassignment to Sellers or their respective designee of the Purchased Securities (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Sellers pursuant to Section 3) against the simultaneous transfer of the Repurchase Price to an account of Buyer by wire transfer initiated by 4:00 p.m. (New York time). Buyer is obligated to return the Bond Files to Sellers, at Sellers' expense, on the Repurchase Date.

         (ii) On the first date on which Sellers shall have been paid in full to Buyer, the Buyer shall deliver to Sellers all such documents and take all such further actions as are reasonably requested by Sellers in order to record or register the Purchased Securities in the name of the Sellers and release any security interest therein granted to the Buyer.

         (iii) Sellers may, at their option, on any Business Day (the "OPTIONAL REPURCHASE DATE") upon not less than two (2) Business Day's irrevocable notice to Buyer, repurchase all, but not less than all, of the Purchased Securities by the payment of the Price Differential accrued during the Payment Accrual Period up to such Optional

Repurchase Date, and the Repurchase Price as of such date, including without limitation, any accrued and unpaid Price Differential thereon.

         SECTION 3. PERIODIC PAYMENTS

                  (a) Sellers shall pay to Buyer the Price Differential due on each Payment Date. Any Price Differential not paid when due shall be added to the Repurchase Price.

                  (b) 100% of all Income on the Purchased Securities shall be distributed to Buyer and shall be applied to reduce the Repurchase Price on each Payment Date. If, notwithstanding the Instruction Letters, any Income or other amounts payable in respect of a Purchased Security shall be paid to a Seller, such amounts shall be remitted to Buyer forthwith and, prior thereto, shall be held by such Seller in trust for Buyer and segregated from other funds of such Seller.

                  (c) In the event that Mohnish Pabrai redeems the convertible notes issued in connection with the Pabrai Funds Commitment, the Sellers shall pay to Buyer, on the same day as the redemption, an amount equal to $10,000,000 (Ten Million Dollars) which shall be applied to reduce the Repurchase Price.

         SECTION 4. SECURITY INTEREST

                  (a) Although the parties intend the Transaction hereunder to be a sale and purchase and not a loan, in the event the Transaction is deemed to be a loan, Sellers hereby grant, assign and pledge to Buyer, as security for the performance by Sellers of their Obligations hereunder, a first priority security interest in the Purchased Assets).

                  (b) Sellers hereby authorize Buyer to file such financing statements relating to the Purchased Securities without Sellers' signatures thereon as Buyer, at its option, may deem appropriate. Unless an Event of Default shall have occurred and be continuing, the description of the Purchased Securities included in such financing statements shall be subject to the reasonable satisfaction of the Sellers. Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 4.

                  (c) Upon payment of the Repurchase Price, provided that no Event of Default shall have occurred and be continuing, Buyer shall release the related Purchased Securities and, if requested by Sellers, shall execute a security release in connection therewith.

         SECTION 5. PAYMENT, TRANSFER AND CUSTODY

         Unless otherwise mutually agreed in writing, all payments and/or transfers of funds to be made by Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by

Buyer: Citibank N.A, 20 Exchange Place, New York, NY, ABA#: 021 000 089, For Credit to A/C Name: Bear Stearns Securities Corp., For Credit to: 092-53186, For further credit to Sub A/C Name: Silver Oak Capital, LLC, For Further Credit to Sub A/C#: 102-74048. Funds received after 4:00 p.m. New York City time shall be deemed to have been made on the next succeeding Business Day.

         SECTION 6. REPRESENTATIONS

         Each Seller and the Guarantor represent and warrant to Buyer that as of the date of this Repurchase Agreement, the Purchase Date and at all times while this Repurchase Agreement and the Transaction hereunder are in full force and effect, except that all representations and warranties with respect to the Series 2007-3 Residual shall be as of the date of issuance and all times thereafter while this Repurchase Agreement and the Transaction hereunder are in full force and effect:

                  (a) DUE ORGANIZATION AND QUALIFICATION. Each Seller and the Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Seller and the Guarantor is duly qualified to do business and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under this Repurchase Agreement except where any failure to obtain such a license, permit, charter, registration or approval will not cause a Material Adverse Effect or impair the enforceability of any Purchased Security.

                  (b) POWER AND AUTHORITY. Each Seller and the Guarantor has all necessary power and authority to conduct its business as currently conducted, to, execute, deliver and perform its obligations under this Repurchase Agreement and to consummate the transactions contemplated hereby.

                  (c) DUE AUTHORIZATION. The execution, delivery and performance of the Repurchase Agreement by each Seller and the Guarantor have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

                  (d) NONCONTRAVENTION. None of the execution and delivery of this Repurchase Agreement by either Seller or the Guarantor or the consummation of the transactions hereunder:

              (i) conflicts with, breaches or violates any provision of any material agreement of the Sellers or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Sellers, the Guarantor, or either of its properties;

              (ii) constitutes a material default by Sellers under any loan or repurchase agreement, mortgage, indenture or other material agreement or instrument to which

         Sellers or the Guarantor is a party or by which it or any of its properties is or may be bound or affected; or

              (iii) results in or requires the creation of any lien upon or in respect of any of the assets of the Sellers or the Guarantor except the lien arising under this Repurchase Agreement.

                  (e) LEGAL PROCEEDING. Except as set forth on Schedule III attached hereto, there is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Securities, Sellers or any of its Affiliates, pending or to the knowledge of the Sellers threatened, which, if decided adversely, would have a reasonable likelihood of having a Material Adverse Effect.

                  (f) VALID AND BINDING OBLIGATIONS. The Repurchase Agreement, when executed and delivered by Sellers will constitute the legal, valid and binding obligations of the Sellers, enforceable against Sellers, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

                  (g) FINANCIAL STATEMENTS. The consolidated financial statements of the Guarantor and its Consolidated Subsidiaries (which include the consolidated balance sheet and statements of income and of cash flows), copies of which have been furnished to Buyer, (i) are, as of the dates and for the period referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Guarantor and its Consolidated Subsidiaries as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Effect with respect to the Guarantor or Sellers. Except as disclosed in such financial statements or on Schedule III attached hereto, neither Sellers nor the Guarantor are subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Effect with respect to Sellers.

                  (h) ACCURACY OF INFORMATION. None of the documents or information prepared by or on behalf of the Sellers and Guarantor and provided by Sellers and Guarantor to Buyer relating to Sellers' and Guarantor's financial condition contain any statement of a material fact with respect to Sellers and Guarantor or the Transaction that was untrue or misleading in any material respect when made or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Sellers and Guarantor, that would render any of such documents or information untrue or misleading in any material respect.

                  (i) NO CONSENTS. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental, instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by Sellers or Guarantor of this Agreement, other than any that have heretofore been obtained, given or made.

                  (j) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed or proposed to be employed by Sellers and Guarantor in the conduct of their respective businesses violates any law, regulation, judgment, agreement, order or decree applicable which, if enforced, would result in a Material Adverse Effect with respect to Sellers or Guarantor

                  (k) PURCHASED SECURITIES. The Purchased Securities have been offered, issued and sold in compliance with all applicable laws and (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance, in connection with the Purchased Securities, (ii) there are no agreements (other than this Repurchase Agreement) to issue, sell or distribute the Purchased Securities and (iii) Sellers has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or in respect of the Purchased Securities; the Purchased Securities have been validly issued, and are fully paid and non-assessable and not subject to preemptive rights.

                  (l) TITLE. Each Seller and the Guarantor is the beneficial owner of, and has good and marketable title to all of its property and assets, including the Purchased Securities free and clear of any Liens or options in favor of, or claims of, any Person, except the Liens and other rights in favor of Buyer created by this Repurchase Agreement.

                  (m) SOLVENCY; FRAUDULENT CONVEYANCE. Each Seller and the Guarantor is solvent and will not be rendered insolvent by the Transaction contemplated hereunder and, after giving effect to the Transaction, neither Sellers nor the Guarantor will be left with an unreasonably small amount of capital with which to engage in its business. Neither Seller nor the Guarantor intends to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Sellers and Guarantor are not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Sellers, the Guarantor or any of their respective assets. The amount of consideration being received by Sellers upon the sale of the Purchased Securities to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Securities. Sellers are not transferring any Purchased Securities with any intent to hinder, delay or defraud any of their respective creditors.

                  (n) INVESTMENT COMPANY ACT AND PUBLIC UTILITY HOLDING COMPANY ACT COMPLIANCE. Neither Sellers nor the Guarantor are (i) required to be registered as an "investment company" as defined under the Investment Company Act nor as an entity under the control of an "investment company" as defined under the Investment Company

         Act or (ii) a "holding company" as defined in, or subject to recognition under the Public Utility Holding Company Act of 1935.

                  (o) TAXES. Sellers and Guarantor have filed all federal and state tax returns which are required to be filed and paid, all taxes, including any assessments received by it, to the extent that such taxes are shown to be due and payable on such returns (other than assessments
         (a) the amount of which is not individually or in the aggregate material or (b) the amount, applicability or validity of which is being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by Sellers or Guarantor in connection with a Transaction and the execution and delivery of the Repurchase Agreement have been paid.

                  (p) NO BROKER. Sellers and Guarantor have not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Securities pursuant to this Agreement; provided, that if Sellers or Guarantor have dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Securities pursuant to this Agreement, such commission or compensation shall have been paid in full by Sellers.

                  (q) SECURITY INTEREST. Other than the security interest granted to Buyer pursuant to Section 3 of this Agreement, as of the related Purchase Date, Sellers have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Purchased Securities, except for such security interests that have been released simultaneously with or prior to the transfer of the Purchased Securities to Buyer.

                  (r) TRUSTEE PERFORMANCE. Neither Seller has waived the performance by the Trustee of any action , if the Trustee's failure to perform such action would cause the Governing Agreement to be in default, nor has either Seller waived any default resulting from any action or inaction by the Trustee.

                  (s) PURCHASED SECURITIES. The Purchased Securities are certificated securities in registered form and each Purchased Security is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.

                  (t) GOVERNING AGREEMENTS. Buyer has received complete and accurate copies of each of the Governing Agreements and any other agreements governing the rights of a holder of any Purchased Security, none of which agreements has been amended or modified in any respect from the versions received by Buyer. Each Governing Agreement and the transactions evidenced thereby are in full force and effect, and, to the best knowledge of the Guarantor and each of the Sellers, there do not exist any claims or actions challenging the validity or enforceability of any of the Governing Agreements or the Purchased Securities.

                  (u) NO MARGIN STOCK. The proceeds of the Transaction will not be used to purchase or carry any "margin stock" (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by hereunder to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. Neither Seller nor the Guarantor owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

                  (v) ERISA. No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") shall be used by the Sellers in the Transaction.

                  (w) SURVIVAL OF REPRESENTATIONS. The representations and warranties set forth in this Repurchase Agreement shall survive transfer of the Purchased Securities to Buyer and shall continue for so long as the Purchased Securities are subject to this Repurchase Agreement.

         SECTION 7. COVENANTS OF SELLERS

         On and as of the date of this Repurchase Agreement and until this Repurchase Agreement is no longer in force with respect to the Transaction, each Seller and the Guarantor covenants as follows:

                  (a) DEFENSE OF TITLE. Each Seller and the Guarantor warrants and will defend the right, title and interest of Buyer in and to the Purchased Securities against all adverse claims and demands.

                  (b) NO AMENDMENT OR COMPROMISE. Without Buyer's prior written consent, neither Seller nor Guarantor, nor those acting on such Seller's or the Guarantor's behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Securities, any related rights or the Repurchase Agreement.

                  (c) NO ASSIGNMENT. Except as permitted herein, neither Seller nor the Guarantor shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to this Repurchase Agreement), any of the Purchased Securities or any interest therein.

                  (d) EXISTENCE; PRESERVATION OF BUSINESS. Each Seller and the Guarantor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its respective legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its respective business.

                  (e) PAYMENT OF OBLIGATIONS. Each Seller will pay to Buyer all Obligations arising under this Repurchase Agreement and the Guarantor will guarantee such payment in accordance with the terms of Section 10 hereof.

                  (f) PRESERVATION OF PURCHASED SECURITIES. Each Seller and the Guarantor shall do all things necessary to preserve each Purchased Security so that it remains subject to a first priority perfected security interest hereunder. Without limiting the foregoing, each Seller and the Guarantor will comply with all rules, regulations and other laws of any Governmental Authority applicable to such Seller or the Guarantor relating to the Purchased Securities and cause the Purchased Securities to comply with all applicable rules, regulations and other laws of any such Governmental Authority. Neither Seller nor the Guarantor will allow any default for which it is responsible to occur under any Purchased Security or any Repurchase Agreement and each Seller and the Guarantor shall fully perform or cause to be performed when due all of its obligations under any Purchased Security or the Repurchase Agreement.

                  (g)  Financial   Statements:   Accountants'   Reports:   Other
Information.

         (i) Each Seller shall keep or cause to be kept in reasonable detail books and records of account of its respective assets and business and shall clearly reflect therein the transfer of the Purchased Securities to Buyer.
Guarantor shall furnish or cause to be furnished to Buyer (x) as soon as available and in any event within 90 days after the end of each fiscal year, its consolidated, audited balance sheet as of the end of each fiscal year, and its audited financial statements of income and changes in its respective financial position, and its audited statement of cash flows, for such fiscal year together with an opinion unqualified by reference to the status of Guarantor as a "going concern", or a reference of similar import, from an independent certified public accountant, and (y) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of Guarantor, its consolidated, unaudited balance sheet as of the end of each fiscal quarter, and its unaudited financial statements of income and changes in its respective financial position, and its respective unaudited statement of cash flows for the portion of the fiscal year then ended, all of which have been prepared and presented fairly in accordance with GAAP and certified by Guarantor's chief financial officer.

         (ii) At the end of each fiscal quarter, Guarantor shall maintain (i) a Tangible Net Worth that is not less than the greater of (x) the sum of (1) 85% of existing Tangible Net Worth at December 31, 2006 plus (2) 85% of positive net income generated subsequent to December 31, 2006 plus (3) 100% of contributions to equity capital received subsequent to December 31, 2006, or (y) $80,000,000;
(ii) a Leverage Ratio that is not greater than 7:1 and (iii) Liquidity that is equal to at least $15 million.

                  (h) NOTICE OF MATERIAL EVENTS. Each Seller and the Guarantor shall promptly inform Buyer in writing of any of the following:

                  (i) any Default or Event of Default of any other material obligation under this Repurchase Agreement and, to the extent it has actual knowledge thereof, any event of default under any Governing Agreement;

                  (j) any material dispute, litigation, investigation, (which shall not include requests for information), proceeding or suspension between the applicable Seller or the Guarantor, on the one hand, and any Governmental Authority or any other Person as to which there is a reasonable likelihood of an adverse determination that would result in a Material Adverse Effect; and

                  (k) any material change in accounting policies or financial reporting practices of the related Seller or Guarantor.

                  (l) TAXES. Sellers and Guarantor shall file on a timely basis all federal, and material state and local tax returns, which are required to be filed and pay all taxes, including any assessments received by it, to the extent that such taxes are shown to be due and payable on such returns (other than assessments (a) the amount of which is not material, individually or in the aggregate, or (b) the amount, applicability or validity of which is being contested in good faith or for which it has established adequate reserves).

                  (m) CHANGE IN NATURE OF BUSINESS. Neither Seller nor the Guarantor shall make any change in the nature of its respective business as carried on at the date hereof.

                  (n) LIMITATION ON DISTRIBUTIONS. Without the written consent of Buyer, Guarantor shall not, after the date hereof, increase the size or frequency of its dividend per share (after adjustment to give effect to any split or reverse splits on or after the date hereof) with respect to any of its capital stock or other equity interests, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or obligations of the Guarantor.

                  (o) INSURANCE. Each Seller and the Guarantor will obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, and will furnish Buyer on request full information as to all such insurance, and provide within fifteen (15) days after receipt of such request the certificates or other documents evidencing renewal of each such policy.

                  (p) AFFILIATE TRANSACTION. Sellers will not at any time, nor will the Guarantor directly or indirectly, sell, lease or otherwise transfer any property or assets to, or otherwise acquire any property or assets from, or otherwise engage in any transactions with, any of their respective Affiliates unless the terms thereof are no less favorable to such Seller or the Guarantor than those that could be obtained at the time of such transaction in an arm's length transaction with a Person who is not such an Affiliate.

                  (q) CHANGE OF FISCAL YEAR. Neither Seller nor the Guarantor will at any time, directly or indirectly, except upon 90 days' prior written notice to Buyer, change the date on which its respective fiscal year begins from its respective current fiscal year beginning date.

                  (r) USE OF PROCEEDS. The proceeds of the Purchased Securities will be used by Sellers solely for general corporate purposes and as otherwise limited hereunder.

                  (s) INDEBTEDNESS. Sellers will not create, incur, assume or permit to exist any Indebtedness, other than (a) Indebtedness arising under Warehouse Facilities, (b)

Indebtedness incurred in connection with equipment financing (c) Indebtedness arising under the Pabrai Funds Commitment, (d) Indebtedness incurred in connection with originations occurring in the ordinary course of business, (e) Indebtedness occurring in connection with Securitizations, (f) Indebtedness occurring in connection with Permitted Liens, (g) Indebtedness occurring in connection with letters of credit supporting deposits on real estate leases (h) Indebtedness secured by notes, certificates or other securities issued pursuant to a Securitization or (i) in the event the Transaction hereunder is deemed to be a loan, Indebtedness arising in connection with the Transaction.

                  (t) LIENS. Neither Sellers nor Guarantor will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof other than, in each case, Permitted Liens.

                  (u) MERGER, CONSOLIDATION, ETC., Without Buyer's prior written consent, Sellers shall not consummate any merger or consolidation with any Person or sell all or substantially all of its assets, unless the surviving entity by law or by agreement in favor of Buyer assumes Sellers' obligations under this Repurchase Agreement and such transaction would not result in or cause a Default or an Event of Default.

                  (v) FURTHER ASSURANCES. At the request of Buyers and from time to time, Sellers and Guarantor shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Purchased Securities and to otherwise effectuate the provisions of this Agreement.

         SECTION 8. EVENTS OF DEFAULT

                  If any of the following events (each an "EVENT OF DEFAULT") occurs, Buyer shall have the rights set forth in Section 9 hereof: (a) Sellers shall fail to pay in full to Buyer on any Payment Date, the accrued and unpaid Price Differential owing hereunder on such Payment Date which failure shall continue for more than two (2) Business Days after receipt of notice of such default; or

                  (b) Sellers shall fail to pay in full to Buyer the Repurchase Price on the Repurchase Date or at such other date as the same shall become due and payable in accordance with the terms hereof, whether at the due date thereof, or by acceleration or otherwise; or

                  (c) Sellers shall default in the payment of any other Obligations not covered by clause (a) above, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise, and such payment shall remain unpaid for more than five (5) Business Days after receipt of notice of such default; or

                  (d) any representation, warranty or certification made or deemed made herein by Sellers or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Securities furnished in writing by or on behalf of the Sellers shall prove to have been materially incorrect when made or deemed made; or

                  (e) Sellers shall fail to observe or perform any other term, covenant, condition or agreement contained in this Repurchase Agreement, and if such default shall be capable of being remedied, such failure to observe or perform shall continue unremedied for a period of thirty (30) calendar days; or

                  (f) any Seller or Guarantor shall default under, or fail to perform as requested under, or shall otherwise breach the material terms of, in each case beyond any applicable cure period, any instrument, agreement or contract relating to Indebtedness aggregating in excess of $3,000,000 the effect of which such default, failure or breach shall entitle any counterparty to declare such Indebtedness to be due and payable prior to the maturity thereof; or

                  (g) Sellers shall fail to provide all commercially reasonable cooperation (which shall not be deemed a guarantee of success) to allow Buyer to assign or novate this Repurchase Agreement to a "financial participant" as such term as defined in the Bankruptcy Code; or

                  (h) an Event of Insolvency shall have occurred with respect to Sellers or the Guarantor; or (i) Sellers shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer); or the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Purchased Security in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or

                  (j) any final, nonappealable judgment or order for the payment of money in excess of $3,000,000 is rendered in the aggregate (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) against any Seller or Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Sellers or Guarantor, as applicable, shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (k) Sellers, the Guarantor or any Person acting on their behalf shall challenge the enforceability of this Repurchase Agreement or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision of this

Repurchase Agreement has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms; or

                  (l) A Change of Control shall have occurred.

         SECTION 9. REMEDIES

                  (a) If an Event of Default has occurred and is continuing with respect to Sellers, the following rights and remedies are available to Buyer; provided, that an Event of Default that has not been cured shall be deemed to be continuing unless expressly waived by Buyer in writing.

         (i) At the option of Buyer, exercised by written notice to Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Event of Insolvency of the Sellers), the Repurchase Date, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Act of Insolvency of the Sellers) give notice to Sellers of the exercise of such option as promptly as practicable.

         (ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

                  (A) Sellers' obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price plus the accrued and unpaid Price Differential therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable and (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Sellers hereunder;

                  (B) to the extent permitted by applicable law, the Price Differential with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price, (x) the Pricing Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Securities applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section; and

                  (C) all Income actually received by Buyer pursuant to Section 3 shall be applied to the aggregate unpaid Repurchase Price owed by Sellers.

         (iii) At any time on the Business Day following notice to Sellers (which notice may be the notice given under subsection (a)(i) of this Section), in the event Sellers have not repurchased all Purchased Securities, Buyer may, subject to compliance with
Section 26(b) and the Governing Agreements, (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may in good faith deem satisfactory any or all Purchased Securities subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price and any other amounts owing by Sellers hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give Sellers credit for such Purchased Securities in an amount equal to the market value of the Purchased Securities against the aggregate unpaid Repurchase Price and any other amounts owing by Sellers hereunder. The proceeds of any disposition of Purchased Securities shall be applied first to the costs and expenses incurred by Buyer in connection with Sellers' default; second to costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of the Sellers to Buyer or its Affiliates.

         (iv) Sellers shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Repurchase Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

         (v) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

         (b) Except to the extent provided in (a)(i) and (a)(iv) above, Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Sellers. All rights and remedies arising under this Repurchase Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

         (c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Sellers hereby expressly waives any defenses Sellers might otherwise have to require Buyer to enforce its rights by judicial process. Sellers also waives any defense (other than a defense of payment or performance) Sellers might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Securities, or from any other election of remedies. Sellers recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

         (d) To the extent permitted by applicable law, Sellers shall be liable to Buyer for interest on any amounts owing by Sellers hereunder, from the date Sellers becomes liable for such amounts hereunder until such amounts are (i) paid in full by Sellers or (ii) satisfied in full by the exercise of Buyer's rights hereunder. Interest on any sum payable by Sellers to Buyer under this paragraph 14(d) shall be at a rate equal to the Pricing Rate in effect following an Event of Default.

         SECTION 10. JOINT AND SEVERAL OBLIGATIONS OF SELLERS

         All obligations of the Sellers hereunder shall be obligations of each of the Sellers on a joint and several basis. All Purchased Securities sold by either Seller hereunder shall be available, pursuant to the terms hereof, to satisfy all obligations of each of the Sellers hereunder. No specific Purchase Price or Repurchase Price shall be assigned or attributed to any Purchased Security or group of less than all of the Purchased Securities hereunder.

         SECTION 11. GUARANTEE

                  (a) GUARANTEE. The Guarantor hereby, unconditionally and irrevocably, guarantees to Buyer, for the benefit of Buyer and its respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment by each Seller when due (whether at the stated maturity, by acceleration or otherwise) of its respective Obligations under this Repurchase Agreement (the "SELLER OBLIGATIONS").

         (i) Anything herein to the contrary notwithstanding, the maximum liability of the Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors. Guarantor agrees that Seller Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 11 or affecting the rights and remedies of Buyer.

         (ii) The guarantee contained in this Section 11 shall remain in full force and effect until all Seller Obligations and the obligations of Guarantor under the guarantee contained in this Section 11 shall have been satisfied by payment in full and this Repurchase Agreement shall have terminated.

         (iii) No payment made by Sellers, the Guarantor or any other Person, or received or collected by Buyer from Sellers, the Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of, or in payment of, Seller Obligations, shall be deemed to release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by Guarantor in respect of Seller Obligations or any payment received or collected from Guarantor in respect of Seller Obligations), remain liable for Seller Obligations (as reduced by such payment) up to the maximum liability of Guarantor hereunder until Seller Obligations are paid in full and this Repurchase Agreement is terminated in accordance with the terms hereof.

         (b) NO SUBROGATION. Notwithstanding any payment made by Guarantor hereunder or any set-off or application of funds of Guarantor by Buyer, Guarantor shall not be entitled to be subrogated to any of the rights of Buyer against Sellers or any collateral security or guarantee or right of offset held by Buyer for the payment of Seller Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Sellers in respect of payments made by Guarantor hereunder, until all amounts owing to Buyer by Sellers on account of Seller Obligations are paid in full and this Repurchase Agreement has terminated. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of Seller Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against Seller Obligations.

         (c) AMENDMENTS, ETC. WITH RESPECT TO SELLER OBLIGATIONS. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, (i) Buyer has rescinded any demand upon Sellers or any other Person for payment of any Seller Obligations, (ii) any collateral security or guarantee therefor or right of offset with respect thereto, has, from time to time, in whole or in part, been renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, (iii) this Repurchase Agreement has been amended, modified, supplemented or terminated in accordance with its terms, in whole or in part, as Buyer may deem advisable from time to time, or (iv) any collateral security, guarantee or right of offset at any time held by Buyer for the payment of Seller Obligations has been sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for Seller Obligations or for the guarantee contained in this Section 11 or any property subject thereto.

         (d) GUARANTEE ABSOLUTE AND UNCONDITIONAL. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of Seller Obligations and notice of or proof of reliance by Buyer upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this
Section 11; Seller Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 11; and all dealings between the Borrower and any of the Guarantors, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. Guarantor waives, but only during the term of this Repurchase Agreement (except with respect to such rights as are required by applicable law and cannot be waived), presentment, protest, demand for payment and notice of default or nonpayment to or upon Sellers or the Guarantor with respect to Seller Obligations. Guarantor understands and agrees that the guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (1) the validity or enforceability against any Seller of this Repurchase Agreement, any Seller Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (2) any defense (other than a defense of payment or performance), set-off or counterclaim which may at any time be asserted by Sellers or any other Person against Buyer, (3) an Event of Insolvency with respect to any Seller or (4) any other circumstance whatsoever (other than the payment in full of all of Seller Obligations) (with or without notice to or knowledge of the Sellers or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Sellers for Seller Obligations, or of Guarantor under the guarantee contained in this Section 11, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Sellers or any other Person or against any collateral security or guarantee for Seller Obligations or any right of offset with respect thereto, and any failure by Buyer to make any such demand, to pursue such other rights or remedies or to collect any payments from Sellers or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Sellers or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         (e) GUARANTEE OF PAYMENT. This Guarantee is a guaranty of payment and not of collection. Guarantor agrees that Buyer need not attempt to collect any Seller Obligations from any Seller or to realize upon any collateral, but may require Guarantor to make immediate payment of all of the Seller Obligations to Buyer following a default by a Seller of such Obligation when due, whether by maturity, acceleration or otherwise, or at any time thereafter and beyond any applicable grace period. Buyer may apply any amounts received in respect of the Seller Obligations to any of the Seller Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Buyer with respect thereto or otherwise chargeable to Sellers or Guarantor) and in such order as Buyer may elect.

         (f) REINSTATEMENT. The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of Seller Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Sellers or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Sellers or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         (g) PAYMENTS. Guarantor hereby guarantees that payments hereunder will be paid to Buyer in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer:
Citibank N.A, 20 Exchange Place, New York, NY, ABA#: 021 000 089, For Credit to A/C Name: Bear Stearns Securities Corp., For Credit to: 092-53186, For further credit to Sub A/C Name: Silver Oak Capital, LLC, For Further Credit to Sub A/C#:
102-74048.

             SECTION 12. INDEMNIFICATION

                  (a) Seller and the Guarantor (each, in such capacity, a "SELLER INDEMNIFYING PARTY") each agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each, in such capacity, a "BUYER INDEMNIFIED PARTY") harmless from and indemnify any Buyer Indemnified Party against all third party liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Buyer Indemnified Party, relating to or arising out of this Repurchase Agreement, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Repurchase Agreement, or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Buyer Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by or against a Buyer Indemnified Party in connection with any Purchased Security, this Repurchase Agreement, or any transaction contemplated hereby, each Seller Indemnifying Party will save, indemnify and hold such Buyer Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the Buyer Indemnified Party, arising out of a breach by a Seller Indemnifying Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Buyer Indemnified Party. Each Seller Indemnifying Party also agrees to reimburse each Buyer Indemnified Party as and when billed by such Buyer Indemnified Party for all such Buyer Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Buyer Indemnified Party's rights under this Repurchase Agreement or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

                  (b) Buyer agrees to hold each Delta Party, and its Affiliates and their officers, directors, employees, agents and advisors (each, in such capacity, a "SELLER INDEMNIFIED PARTY") harmless from and indemnify any Seller Indemnified Party against all third party liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Seller Indemnified Party, relating to or arising out of a breach by Buyer of
         Section 26(b) of this Repurchase Agreement. In any suit, proceeding or action brought by or against a Seller Indemnified Party in connection with this Section 12(b), Buyer will save, indemnify and hold such Seller Indemnified Party harmless from and against all expense, loss or damage suffered by such Seller Indemnified Party. Buyer also agrees to reimburse each Seller Indemnified Party as and when billed by such Seller Indemnified Party for all such Seller Indemnified Party's costs and expenses incurred in connection with the enforcement of Seller Indemnified Party's rights under this Section 12(b), including without limitation the reasonable fees and disbursements of its counsel.

             SECTION 13. NOTICES AND OTHER COMMUNICATIONS

                  Except as otherwise expressly permitted by this Repurchase Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Repurchase Agreement) shall be given or made in writing delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Repurchase Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by registered or certified mail with return receipt requested or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         SECTION 14. ENTIRE AGREEMENT; SEVERABILITY

         This Repurchase Agreement constitutes the entire understanding between Buyer and Sellers with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Securities. By acceptance of this Repurchase Agreement, Buyer and Sellers acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Repurchase Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

         SECTION 15. ASSIGNMENTS

         The rights and obligations of the parties under this Repurchase Agreement shall not be assigned by either party without the prior written consent of the other party, nor shall the Buyer transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the this Repurchase Agreement), any of the Purchased Assets or any interest therein and any such assignment, without the prior written consent of the other party and any pledge, hypothecation or security interest shall be null and void. Notwithstanding the foregoing, Buyer may assign its rights hereunder to a "financial participant" as such term is defined in the Bankruptcy Code so long as Buyer retains control over the actions of such assignee hereunder and such financial participant (i) assumes all of the obligations of the Buyer hereunder including without limitation those in Section 26(b), (c) and (d) and (ii) agrees that no further assignment of this Repurchase Agreement other than to AG Delta Holdings Corp. or AG Delta Holdings, LLC, without the prior written consent of the other party, nor any pledge, hypothecation, grant of security interest, lien on or other encumbrance on any Purchased Asset shall be permitted. This Repurchase Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         SECTION 16. TERMINABILITY

         Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of the Sellers under Section 11 hereof shall survive the termination of this Repurchase Agreement.

         SECTION 17. GOVERNING LAW

         This repurchase agreement shall be governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof.

         SECTION 18. SUBMISSION TO JURISDICTION; WAIVERS

         EACH  OF  BUYER,   SELLER  AND   GUARANTOR   HEREBY   IRREVOCABLY   AND
UNCONDITIONALLY:

         (I) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE PERSONAL GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (II) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (III) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

         (IV) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         (V) BUYER AND SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


         SECTION 19. NO WAIVERS, ETC.

         No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Repurchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this
Repurchase Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default that has not been cured shall be deemed to be continuing unless
expressly   waived  by  Buyer  in  writing.

         SECTION 20. MISCELLANEOUS

                  (a) COUNTERPARTS. This Repurchase Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Repurchase Agreement by signing any such counterpart.

                  (b) CAPTIONS. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Repurchase Agreement.

                  (c) ACKNOWLEDGMENT. Sellers and Buyer each hereby acknowledges that:

            (i) it has been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement;

            (ii) Buyer has no fiduciary  relationship  to Sellers;  and

            (iii) no joint venture exists between Buyer and Sellers.

         SECTION 21. CONFIDENTIALITY

         Buyer and Sellers hereby acknowledge and agree that all written or computer-readable information provided by one party to the other regarding the terms set forth in this Repurchase Agreement or the Transactions contemplated thereby (the "CONFIDENTIAL TERMS") shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (iii) following the occurrence and during the continuance of an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Securities or otherwise to enforce or exercise Buyer's rights hereunder. The provisions set forth in this Section 21 shall survive the termination of this Repurchase Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, all Persons hereto may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment of the Transactions, any fact that may be relevant to understanding the U.S. federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal income tax treatment, other than the name of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, and any pricing terms or other nonpublic business or financial information that is unrelated to the U.S. federal income tax treatment of the Transactions to the taxpayer and is not relevant to understanding the U.S. federal income tax treatment of the Transactions.

         SECTION 22. INTENT

                  (a) The parties recognize that the Transaction hereunder is intended to be a "repurchase agreement" as that term is defined in
         Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

                  (b) The parties agree and  acknowledge  that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then the
         Transaction hereunder is intended to be a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

         SECTION 23. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

         Each party hereunder acknowledges that it has been advised that if any other party is subject to the requirements of the Patriot Act, then pursuant to the requirements of the Patriot Act, such other party may be required to obtain, verify and record information that identifies each party hereunder, which information includes name, address and other information that will allow such party to identify each other party in accordance with the Patriot Act.

         SECTION 24. CONFLICTS

                  In the event of any conflict between the terms of this Repurchase Agreement and any Confirmation, the documents shall control in the following order of priority: FIRST, the terms of the Confirmation shall prevail, then the terms of this Repurchase Agreement shall prevail.

         SECTION 25. TAX TREATMENT

         Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of the Sellers that is secured by the Purchased Securities and the Purchased Securities as owned by Sellers for federal income tax purposes in the absence of a Default by Sellers. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

         SECTION 26. BUYER OBLIGATIONS

                  (a) Buyer represents and warrants to Sellers that:

              (i) Buyer (i) is a limited liability company, validly existing and in good standing under the laws of Delaware, (ii) has full power and authority to execute, deliver and perform its obligations under this Repurchase Agreement.

              (ii) The execution and delivery of, and the performance by Buyer of its obligations under, this Repurchase Agreement to which it is a party have been duly authorized by all requisite action.

              (iii) This Repurchase Agreement and all of the other documents executed and delivered by Buyer in connection herewith are legal, valid and binding obligations of Buyer and are enforceable against Buyer in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) general principles of equity.

                  (b) Buyer covenants that, notwithstanding anything to the contrary herein, it shall not take any action (through foreclosure or otherwise) to become or seek to become the registered holder of any of the REIT Securities unless the Person in whose name Buyer seeks to register such REIT Securities is a REIT or a QRS.

                  (c) On the second Business Day following the LIBOR Determination Date, the Buyer shall send notice to the Guarantor of the LIBOR Rate for the Payment Accrual Period to which such LIBOR Rate applies.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have entered into this Repurchase Agreement as of the date set forth above.

                            BUYER:

                            AG DELTA HOLDINGS, LLC

                            By: /s/ Salah Saabneh
                                -----------------
                            Name:   Salah Saabneh
                            Title:  Director

                            ADDRESS FOR NOTICES:

                            Angelo, Gordon & Co.
                            245 Park Avenue
                            New York, NY 10167
                            Attention:

                            SELLERS:

                            RENAISSANCE REIT INVESTMENT CORP.


                            By: /s/ Hugh Miller
                                ---------------
                            Name:   Hugh Miller
                            Title:  President

                            ADDRESS FOR NOTICES:

                            1000 Woodbury Road
                            Woodbury, New York 11797
                            Attention: Richard Blass

                            DELTA FUNDING CORPORATION

                            By: /s/ Hugh Miller
                                ---------------
                            Name:   Hugh Miller
                            Title:  President

                            ADDRESS FOR NOTICES:
                            1000 Woodbury Road
                            Woodbury, New York 11797
                            Attention: Richard Blass, Chief Financial Officer

                            GUARANTOR:

                            DELTA FINANCIAL CORPORATION


                            By: /s/ Hugh Miller
                                ---------------
                            Name:   Hugh Miller
                            Title:  President

                            ADDRESS FOR NOTICES:

                            1000 Woodbury Road
                            Woodbury, New York 11797
                            Attention: Richard Blass, Chief Financial Officer

                                                                      SCHEDULE I
                                                                      ----------

                              PURCHASED SECURITIES

1.       Renaissance   REIT   Investment   Corp.  will  transfer  the  following
         certificates (the "REIT SECURITIES"):

         Renaissance Home Equity Loan Trust 2005-1, Trust Certificate;

         Renaissance Home Equity Loan Trust 2005-2, Trust Certificate;

         Renaissance Home Equity Loan Trust 2005-3, Trust Certificate;

         Renaissance Home Equity Loan Trust 2005-4, Trust Certificate;

         Renaissance Home Equity Loan Trust 2006-1, Trust Certificate;

         Renaissance Home Equity Loan Trust 2006-2, Trust Certificate;

         Renaissance Home Equity Loan Trust 2006-3, Trust Certificate;

         Renaissance Home Equity Loan Trust 2006-4, Trust Certificate;

         Renaissance Home Equity Loan Trust 2007-1, Trust Certificate; and

         Renaissance Home Equity Loan Trust 2007-2, Trust Certificate.

2. Delta Funding Corporation will transfer the following certificates (the "REMIC SECURITIES"):

         Renaissance Home Equity Loan Trust 2004-1, Class BIO and Class P Certificates;

         Renaissance Home Equity Loan Trust 2004-2, Class BIO and Class P Certificates;

         Renaissance Home Equity Loan Trust 2004-3, Class BIO and Class P Certificates; and

         Renaissance Home Equity Loan Trust 2004-4, Class BIO and Class P Certificates.

                                                                     SCHEDULE II
                                                                     -----------


                               BOND FILE DOCUMENTS

         The following documents shall collectively constitute the "BOND FILE" with respect to each Purchased Security:

         (A) a copy of the executed Governing Agreements governing the Purchased Bonds;

         (B) an Instruction Letter executed by the Borrower; and

         (C) copies of distribution statements delivered to Sellers for the two month period prior to the month in which the related Purchase Date occurs.

                                                                    SCHEDULE III
     `                                                              ------------

     A. Because the nature of the business of Guarantor and its subsidiaries (sometimes hereinafter referred to as "we" or "us") involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, we are subject, in the normal course of business, to numerous claims and legal proceedings, including class actions. The current status of the pending class actions and other material litigation is summarized below:

     o In or about November 1998, we received notice that we had been named in a lawsuit filed in the United States District Court for the Eastern District of New York. In December 1998, the plaintiffs filed an amended complaint alleging that we had violated the Home Ownership and Equity Protection Act of 1994, the federal Truth-in-Lending Act, and Section 349 of the New York State General Business Law, which relates to consumer protection for deceptive practices. The complaint sought: (a) certification of a class of plaintiffs, (b) declaratory judgment permitting rescission, (c) unspecified actual, statutory, treble and punitive damages, including attorneys' fees, (d) injunctive relief and
        (e) declaratory judgment declaring the loan transactions as void and unconscionable. On December 7, 1998, the plaintiffs filed a motion seeking a temporary restraining order and preliminary injunction, enjoining us from conducting foreclosure sales on 11 properties. The District Court Judge ruled that in order to consider the motion, plaintiff must move to intervene on behalf of these 11 borrowers. Thereafter, plaintiff moved to intervene on behalf of three of these 11 borrowers and sought injunctive relief on their behalf. We opposed the motions. On December 14, 1998, the District Court Judge granted the motion to intervene and on December 23, 1998, the District Court Judge issued a preliminary injunction that enjoined us from proceeding with the foreclosure sales of the three interveners' properties. We filed a motion for reconsideration of the December 23, 1998 order. In January 1999, we filed an answer to plaintiffs' first amended complaint. In July 1999, the plaintiffs were granted leave, on consent, to file a second amended complaint. In August 1999, the plaintiffs filed a second amended complaint that, among other things, added additional parties but contained the same causes of action alleged in the first amended complaint. In September 1999, we filed a motion to dismiss the complaint, which was opposed by plaintiffs and, in June 2000, was denied in part and granted in part by the District Court. In or about October 1999, plaintiffs filed a motion seeking an order preventing us, our attorneys and/or the New York State Banking Department ("NYSBD") from issuing notices to a number of our borrowers, in accordance with the settlement agreement entered into by and between the NYSBD and us. In the fourth quarter of 1999, we and the NYSBD submitted opposition to the plaintiffs' motion. In March 2000, the District Court issued an order that permitted us to issue an approved form of the notice. In September 1999, the plaintiffs filed a motion for class certification, which we opposed in February 2000, and which was ultimately withdrawn without prejudice by the plaintiffs in January 2001. In February 2002, we executed a settlement agreement with the plaintiffs, under which we denied all wrongdoing, but agreed to resolve the litigation on a class-wide basis. The District Court preliminarily approved the settlement and a fairness hearing was held in May 2002. We submitted supplemental briefing at the District Court's request in or about April 2004. In August 2004, the District Court conditionally approved the settlement, subject to our submitting supplemental documentation regarding a change in the settlement agreement and proposed supplemental notices to be sent to those borrowers who either opted out or objected. We, plaintiffs and certain objectors submitted our respective supplemental submissions in August 2004 and the District Court granted its final approval to the settlement in January 2005. In February 2005, certain objectors filed a notice of appeal. The objectors filed their appellate brief in July 2005. We filed our appellate papers in opposition in September 2005, and the objectors filed their reply papers in September 2005. In February 2006, the Appellate Court vacated the District Court's decision to approve the settlement, not based on the merits of the settlement, but because a motion to intervene was decided by the District Court Magistrate Judge and not the District Court Judge. The Appellate Court instructed the District Court Judge to rule on the motion to intervene and, until then, it cannot be determined if the District Court Judge will also have to rule on the fairness of the settlement, or if that issue will have to return to the Appellate Court. Briefing on the intervention motion was re-submitted to the District Court Judge in July 2006, and the motion was denied in November 2006. In January 2007, we executed a proposed amendment to the settlement with the plaintiffs which did not increase the settlement amount. In March 2007, the plaintiffs filed a motion for preliminary approval of the amended settlement and the proposed notice to the class. In April 2007, certain objectors filed an opposition to the motion for preliminary approval. We filed our reply to the objectors' opposition in May 2007. The plaintiffs also filed their reply to the objectors' opposition in May 2007. If the District Court preliminarily approves the settlement, as amended, a new fairness hearing date will be scheduled. If the settlement is not approved, we believe we have meritorious defenses and intend to vigorously defend this suit, but cannot estimate with any certainty our ultimate legal or financial liability, if any, with respect to the alleged claims.

     o In July 2003, we commenced a lawsuit in the Supreme Court of the State of New York, Nassau County, against Delta Funding Residual Exchange Company LLC (the "LLC"), an unaffiliated limited liability company, Delta Funding Residual Management, Inc. ("DFRM"), and James E. Morrison, President of the LLC and DFRM, alleging that (1) the LLC breached its contractual duties by failing to pay approximately $142,000 due to us in June 2003, and (2) that Mr. Morrison and DFRM knowingly and intentionally caused the default, thereby breaching their respective fiduciary duties to the LLC. The complaint seeks: (a) payment of amounts past due under our agreement with the LLC, plus interest, (b) specific performance of the LLC's obligations to us in the future, and (c) monetary damages for breach of fiduciary duty, in an amount to be determined by the Court. In September 2003, Mr. Morrison, the LLC and DFRM filed a motion to dismiss our complaint and the LLC and DFRM filed a countersuit in the Supreme Court of the State of New York, New York County, against several of our directors and officers and us seeking, among other things, damages of not less than $110 million. The countersuit alleges misrepresentation, negligence and/or fraud by defendants in that case relating to our August 2001 exchange offer. In October 2003, we filed our opposition to the motion to dismiss and cross-moved to consolidate the two actions in Nassau County. In November 2003, we answered the New York County action. In February 2004, the Nassau County Supreme Court denied Mr. Morrison's motion to dismiss our causes of action seeking (a) payment of amounts due under our agreements with the LLC and (b) monetary damages for breach of fiduciary duty, and granted Mr. Morrison's motion to dismiss our cause of action seeking specific performance to preclude future defaults by Morrison and the LLC. The Supreme Court also granted our motion to consolidate the cases in Nassau County. In April 2004, we filed a motion to dismiss Mr. Morrison's countersuit, which the Supreme Court denied in September 2004. In or about October 2004, the LLC commenced an action against KPMG LLP, our independent public accountants at that time, based upon similar allegations as asserted in this action. In September 2005, it was agreed that the action against KPMG LLP would be joined with this action. In the countersuit, the LLC was granted permission to serve an amended complaint, which it did in November 2005. The amended complaint included two additional causes of action alleging breach of fiduciary duty owed to the LLC, one against us and the other against several of our officers and directors. In December 2005, we filed a motion to amend our complaint to add claims (both individually and as a member of the LLC) against Mr. Morrison arising from the same and/or similar facts and circumstances, seeking recovery for waste, for improper personal benefit, for breach of fiduciary duty (beyond those already alleged in the complaint) and for a material misstatement in the LLC's financial statements. In April 2006, the Supreme Court dismissed our motion to amend and granted us permission to revise the motion and re-file it. In July 2006, we re-filed our motion to amend our complaint, which motion was opposed. In November 2006, the Court denied our motion. Discovery is proceeding. We believe we have meritorious claims in our lawsuit and meritorious defenses in the countersuit. We intend to vigorously prosecute our claims and vigorously defend ourselves against the countersuit. We cannot estimate with any certainty our ultimate legal or financial recovery and/or liability, if any, with respect to the alleged claims in the countersuit.

     o In or about November 2004, we received notice that we have been named in a lawsuit styled as a collective action filed in the United States District Court of the Western District of Pennsylvania, alleging that our subsidiary, Fidelity Mortgage Inc. ("Fidelity", now a division of our other subsidiary, Delta Funding Corporation), did not pay its loan officers overtime compensation and/or minimum wage in violation of the Federal Fair Labor Standards Act ("FLSA"). The complaint seeks: (1) an amount equal to the unpaid wages at the applicable overtime rate, (2) an amount equal to the minimum wages at the applicable minimum wage, (3) an equal amount as liquidated damages, (4) costs and attorneys' fees, (5) leave to add additional plaintiffs, and (6) leave to amend to add claims under applicable state laws. We filed an answer and discovery has commenced. In April 2005, the plaintiff filed his motion for conditional class certification and in May 2005, Fidelity filed its opposition to that motion. In June 2005, the Magistrate Judge issued a Report and Recommendation, recommending that the plaintiff's motion for conditional class certification be granted, and that plaintiff's motion to authorize judicial notice be granted (subject to revision and final approval by the District Court). In July 2005, Fidelity filed with the District Court its objections to the Magistrate Judge's Report and Recommendation and the plaintiff filed its opposition to our objections. In July 2005, the District Court upheld the Magistrate Judge's Report and Recommendation. Any potential class members who desired to join the collective action were provided an opportunity to do so during an
        "opt-in" period that ended in October 2005. Approximately 180 individuals, virtually all of whom are former employees, are plaintiffs in the collective action. In April 2006, the plaintiffs filed a motion for summary judgment. By agreement in June 2006, the Court stayed the action while the parties engaged in non-binding mediation, and plaintiffs' motion for summary judgment was withdrawn without prejudice to it being re-filed. The matter was not resolved through mediation, the stay was lifted in August 2006, the plaintiffs' motion was re-filed and we filed our opposition to the motion and a cross-motion for partial summary judgment. In September 2006, the plaintiffs filed their papers in response to our opposition to their motion and replied to our cross-motion. In October 2006, we filed our reply papers to the plaintiffs' opposition to our cross-motion. In March 2007, the Magistrate Judge rendered a report and recommendation that the plaintiffs' motion for summary judgment be granted, and our motion denied, as to our entitlement to a retail or service establishment exemption under the FLSA; that plaintiffs' motion be denied as to; (a) our entitlement to an administrative employee exemption under the FLSA, and (b) plaintiffs' entitlement to liquidated damages; and our motion be granted as to the sufficiency of the employees' compensation under the salary basis test, but denied as to the remaining two conditions of an administrative employee exemption. In April 2007, we filed our objections to the Magistrate Judge's report and recommendation, insofar as it did not recommend the granting of our cross-motion for partial summary judgment, and the plaintiffs filed their opposition to our objections. In May 2007, we filed our reply to the plaintiffs' opposition to our objections. In May 2007, the District Court issued an order adopting the Magistrate Judge's report and recommendation. In July 2007, we filed a motion for certification of an interlocutory appeal from the District Court's May 2007 order and the plaintiffs filed their opposition papers in July 2007. We believe that we have meritorious defenses and intend to vigorously defend this suit, but cannot estimate with any certainty our ultimate legal or financial liability, if any, with respect to the alleged claims.

     o In or about February 2007, we received notice that we had been named in a lawsuit filed in the United States District Court for the Northern District of Illinois, Eastern Division, alleging that we had accessed certain consumers' credit reports without a permissible purpose under the Fair Credit Reporting Act of 1970, as amended ("FCRA"), and sent improper prescreening offers in Illinois. The complaint seeks: (a) certification of a class of plaintiffs, (b) injunctive relief against further violations, (c) statutory damages and general and other damages, and (d) attorneys' fees, costs and litigation expenses, based upon alleged (i) violations of the FCRA, (ii) common law invasion of privacy and (iii) consumer fraud/unfair acts and practices. In March 2007, we filed a motion for a stay of the action pending certain decisions expected to be rendered by other courts in actions pending against other companies, which decisions we expect may impact the legal issues involved in our case. In March 2007, the Court stayed the action until June 2007. In June, the plaintiff stipulated, without prejudice, to dismissing the common law invasion of privacy claim and the consumer fraud/unfair acts and practices claim, and dismissed only that part of the relief seeking injunctive relief on the FCRA claim. In June 2007, we filed an answer to complaint and discovery is proceeding. In July 2007, plaintiff filed a motion for class certification and our opposition papers are due in August 2007. We believe that we have meritorious defenses and intend to vigorously defend this suit, but at this early stage of the litigation, we cannot estimate with any certainty our ultimate legal or financial liability, if any, with respect to the alleged claims.

        B. See Section 4.5 and Section 4.11 of the Disclosure Schedule furnished by the Guarantor to the Buyer on the date hereof pursuant to the Warrant Acquisition Agreement.